EXHIBIT 99

FOR IMMEDIATE RELEASE

NEWS RELEASE
Triad Guaranty Inc.
NASDAQ Symbol: TGIC
www.triadguaranty.com
---------------------

Contact:      Ken Jones
              Senior Vice President, Chief Financial Officer
              800-451-4872 ext.1105
              kjones@tgic.com
              ---------------

                       TRIAD GUARANTY INC. REPORTS RECORD
                EARNINGS OF $19.6 MILLION FOR THE SECOND QUARTER

WINSTON-SALEM, N.C., July 27, 2006-- Triad Guaranty Inc. (NASDAQ: TGIC) today reported record net income for the quarter ended June 30, 2006 of $19.6 million compared with $13.2 million for the same quarter a year ago, an increase of 48%. Diluted earnings per share were $1.31 for the second quarter of 2006 compared with $0.89 for the second quarter of 2005, an increase of 47%. Realized investment gains, net of taxes, increased diluted earnings per share by $0.03 in the second quarter of 2006 while not impacting diluted earnings per share in the same quarter of 2005.

Net income for the six months ended June 30, 2006 was $38.1 million compared to $29.0 million for the same period in 2005. Diluted earnings per share were $2.56 for the first six months of 2006 compared to $1.96 for the same period last year. Realized investment gains contributed $0.07 per share for the first six months of 2006 but had no impact on the six months ended June 30, 2005.

Mark K. Tonnesen, President and Chief Executive Officer, said, "Our strong results for the quarter confirm that we continue to execute very well against our plan. Our success in the Modified Pool channel, combined with improving long-term persistency in the Primary flow channel, generated a 23% increase in earned premiums for both the quarter and year-to-date periods when compared with the prior year. Our loss ratio for the quarter at 34.1% was in line with our expectations and included a $2.3 million increase in reserves from the preceding quarter. This compared with a loss ratio of 42.0% for last year's second quarter. The expense ratio at 25.6% declined from the prior year's second quarter even as we are making significant investments to grow our business. "

Mr. Tonnesen continued, "We are particularly encouraged by the increasing strength of Triad's capital position and the foundation it provides for us to expand our operations into Canada. However, in light of the capital required to support this growth opportunity, the Board of Directors has authorized the cancellation of the share repurchase program that was put in place earlier this year. No shares were repurchased under the program."

Total insurance in force reached $50.8 billion at June 30, 2006 compared with $39.5 billion a year ago. Insurance in force included Primary of $30.8 billion and Modified Pool of $20.0 billion at June 30, 2006, compared with $29.5 billion and $10.0 billion, respectively, a year earlier. New insurance written during the second quarter of 2006 totaled $5.9 billion compared with $4.7 billion written in the second quarter of 2005. Primary new insurance written for the second quarter of 2006 was $2.9 billion, level with the second quarter of 2005. New insurance written from Modified Pool transactions totaled $3.0 billion in the second quarter of 2006 compared with $1.8 billion for the same period of 2005. The underlying volume of Modified Pool transactions that generates the new insurance written may fluctuate significantly from quarter to quarter.

Earned premiums for the second quarter of 2006 were $50.7 million, an increase of 23% over the same period a year ago and up 6% from the first quarter of 2006. The increase in earned premiums was due to growth in both Primary and Modified Pool insurance in force. Annual persistency on the Primary business was 73% at June 30, 2006 compared with 71% for June 30, 2005.

Incurred losses for the second quarter were $17.3 million, up 6% from the first quarter and level with the second quarter of 2005. Total paid claims for the second quarter of 2006 were $14.4 million, level with $14.4 million in the first quarter of 2006, and up from $13.3 million in the second quarter of 2005. Severity on Primary paid claims was $25,800 in the second quarter of 2006, down from $26,300 in the first quarter of 2006 and $28,900 in the second quarter of 2005. Total defaults at June 30, 2006 were 6,485, down from 6,892 at March 31, 2006 and up from 5,325 reported at June 30, 2005. The increase from the prior year reflects the continued seasoning of the portfolio and, to a lesser degree, the impact of defaults related to last fall's hurricanes. Of the June 30, 2006 defaults, 612 are in the Katrina/Rita FEMA designated areas compared with 791 at March 31, 2006. The Primary delinquency rate was 2.21% at June 30, 2006 compared with 2.37% at March 31, 2006 and 1.83% at June 30, 2005. The Modified Pool delinquency rate was 1.58% at June 30, 2006 compared with 1.74% and 2.20% at March 31, 2006 and June 30, 2005, respectively. The decline in the Modified Pool delinquency rate reflects the strong growth of unseasoned insurance in force during the last twelve months.


Triad Guaranty Inc.'s wholly owned subsidiary, Triad Guaranty Insurance Corporation, is a nationwide mortgage insurer providing credit enhancement solutions to its lender customers and the capital markets. This allows buyers to achieve homeownership sooner, facilitates the sale of mortgage loans in the secondary market and protects lenders from credit default-related expenses. For more information, please visit the Company's web site at http://www.triadguaranty.com

Diluted realized investment gains/(losses) per share, net of taxes is a non-GAAP measure. We believe this is relevant and useful information to investors because, except for losses on impaired securities, it shows the effect that the Company's discretionary sale of investments had on earnings.

This document may contain forward-looking statements that involve various risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Attention is directed to the discussion of risk and uncertainties as part of the Safe Harbor statement under the Private Securities Litigation Reform Act of 1995 contained in the Company's most recent annual report, Form 10-K and other reports filed with the Securities and Exchange Commission.
                                    - ### -
  (Relevant Triad Guaranty Inc. financial statistics follow this news release.)

                              Triad Guaranty Inc.
                          Consolidated Income Statement
                                   (Unaudited)

                                                           Three Months Ended           Six Months Ended
                                                                June 30,                   June 30,
                                                         2006           2005          2006           2005
                                                         ----           ----          ----           ----
                                                          (Dollars in thousands except per share amounts)
Premiums written:
  Direct                                                $ 60,961      $ 50,559       $120,273      $ 98,886
  Ceded                                                  (11,603)       (9,948)       (22,573)      (19,564)
                                                        --------      --------       --------      --------
          Net premiums written                          $ 49,358      $ 40,611       $ 97,700      $ 79,322
                                                        ========      ========       ========      ========

Earned premiums                                         $ 50,667      $ 41,121       $ 98,557      $ 79,898
Net investment income                                      6,535         5,743         12,757        11,158
Net realized investment gains                                772            39          1,672            46
Other income                                                   5             2              3            11
                                                        --------      --------       --------      --------
  Total revenues                                          57,979        46,905        112,989        91,113

Net losses and loss adjustment expenses                   17,271        17,288         33,622        27,918
Interest expense on debt                                     694           693          1,387         1,386
Amortization of deferred policy acquisition costs          4,118         3,695          7,980         7,352
Other operating expenses - net                             8,496         7,017         17,009        14,234
                                                        --------      --------       --------      --------
Income before income taxes                                27,400        18,212         52,991        40,223

Income taxes                                               7,813         5,013         14,851        11,264
                                                        --------      --------       --------      --------
Net income                                              $ 19,587      $ 13,199       $ 38,140      $ 28,959
                                                        ========      ========       ========      ========

Basic earnings per share                                $   1.33      $   0.90       $   2.58      $   1.98
Diluted earnings per share                              $   1.31      $   0.89       $   2.56      $   1.96

 Weighted average common and common
  stock equivalents outstanding (in thousands)
       Basic                                              14,769        14,668         14,764        14,643
       Diluted                                            14,914        14,813         14,888        14,795

NON-GAAP INFORMATION:
     Diluted realized investment gains per share,
        net of taxes                                    $   0.03      $      -       $   0.07      $      -

                              Triad Guaranty Inc.
                           Consolidated Balance Sheet

                                                               (Unaudited)                    (Unaudited)
                                                                 June 30,     December 31,      June 30,
                                                                  2006           2005             2005
                                                                  ----           ----             ----
                                                             (Dollars in thousands except per share amounts)
Assets:
     Invested assets:
        Fixed maturities, available for sale, at market        $  556,378      $  534,064      $  499,871
        Equity securities, available for sale, at market            9,660           8,159           9,698
        Other investments                                           5,000               -               -
     Short-term investments                                         4,277           4,796          14,323
                                                               ----------      ----------      ----------
                                                                  575,315         547,019         523,892

     Cash and cash equivalents                                      5,191           8,934           3,528
     Deferred policy acquisition costs                             34,203          33,684          33,082
     Prepaid federal income tax                                   151,908         139,465         128,682
     Other assets                                                  42,406          38,401          34,325
                                                               ----------      ----------      ----------
          Total assets                                         $  809,023      $  767,503      $  723,509
                                                               ==========      ==========      ==========

Liabilities:
     Losses and loss adjustment expenses                       $   54,905      $   51,074      $   38,576
     Unearned premiums                                             12,630          13,494          15,327
     Deferred income tax                                          163,436         155,189         149,533
     Long-term debt                                                34,505          34,501          34,497
     Other liabilities                                             12,394          14,054          10,220
                                                               ----------      ----------      ----------
         Total liabilities                                        277,870         268,312         248,153
Stockholders' equity:
     Retained earnings                                            425,581         387,441         359,588
     Accumulated other comprehensive income                         2,367          11,106          16,458
     Other equity accounts                                        103,205         100,644          99,310
                                                               ----------      ----------      ----------
        Total stockholders' equity                                531,153         499,191         475,356
                                                               ----------      ----------      ----------
Total liabilities and stockholders' equity                     $  809,023      $  767,503      $  723,509
                                                               ==========      ==========      ==========

Stockholders' equity per share:
     Including unrealized investment gains                     $    35.68      $    33.79      $    32.08
     Excluding unrealized investment gains                     $    35.52      $    33.04      $    30.97

Common shares outstanding                                      14,887,984      14,774,153      14,818,546

                               Triad Guaranty Inc.
                  Sequential Quarterly Statistical Information
                                   (Unaudited)

                                           Jun 30,   Mar 31,   Dec 31,   Sep 30,   Jun 30,   Mar 31,   Dec 31,   Sep 30,   Jun 30,
                                            2006      2006      2005      2005      2005      2005      2004      2004      2004
                                            ----      ----      ----      ----      ----      ----      ----      ----      ----
                                                             (Dollars in millions unless otherwise indicated)
INSURANCE IN FORCE
------------------
Primary insurance in force                $ 30,783  $ 29,891  $ 29,792  $ 29,820  $ 29,489  $ 29,001  $ 28,964  $ 28,811  $ 28,367

Modified Pool insurance in force          $ 20,022  $ 18,309  $ 14,615  $ 13,406  $ 10,018  $  9,217  $  7,863  $  7,010  $  6,390

Credit quality of primary insurance
in force(1)
    Prime                                    82.9%     84.6%     84.9%     85.5%     86.2%     87.2%     87.7%     88.2%     88.9%
    Alt-A                                    12.3%     10.4%      9.9%      9.2%      8.4%      7.6%      7.3%      6.7%      5.8%
    A Minus                                   3.9%      4.1%      4.2%      4.3%      4.4%      4.3%      4.2%      4.2%      4.2%
    Sub Prime                                 0.9%      0.9%      1.0%      1.0%      1.0%      1.0%      0.9%      1.0%      1.1%

Alt A insurance in force - primary
    FICO between 620 and 659                 14.4%     17.9%     19.2%     20.0%     21.6%     22.7%     22.9%     21.4%     20.0%
    FICO between 660 and 699                 34.4%     34.0%     33.9%     34.4%     36.6%     38.0%     38.4%     39.4%     41.1%
    FICO between 700 and 739                 28.2%     27.1%     26.4%     26.0%     23.8%     22.7%     22.4%     23.0%     23.1%
    FICO greater than 739                    22.9%     21.0%     20.5%     19.6%     18.0%     16.5%     16.3%     16.1%     15.8%

Primary flow insurance in force subject to
   captive reinsurance arrangements          62.7%     59.7%     59.0%     58.3%     57.2%     56.7%     56.6%     56.1%     55.0%

RISK IN FORCE
-------------
Primary net risk in force                 $  6,966  $  6,779  $  6,767  $  6,806  $  6,700  $  6,574  $  6,587  $  6,540  $  6,409

Total primary risk in force by credit score
    FICO less than 575                        0.7%      0.8%      0.8%      0.9%      1.0%      1.0%      1.1%      1.1%      1.3%
    FICO between 575 and 619                  3.9%      4.1%      4.3%      4.4%      4.6%      4.6%      4.6%      4.7%      4.9%
    FICO between 620 and 659                 17.3%     17.8%     17.9%     18.2%     18.3%     18.1%     17.9%     17.6%     17.2%
    FICO between 660 and 699                 24.5%     24.5%     24.4%     24.4%     24.6%     24.7%     24.7%     24.6%     24.5%
    FICO between 700 and 739                 24.2%     23.9%     23.9%     23.8%     23.7%     23.8%     23.8%     24.1%     24.2%
    FICO greater than 739                    29.3%     28.9%     28.7%     28.3%     27.9%     27.8%     27.8%     28.0%     28.0%

Modified Pool gross risk in force         $    764  $    751  $    616  $    579  $    489  $    462  $    416  $    388  $    374
    Deductibles on gross risk             $     90  $     83  $     71  $     68  $     59  $     53  $     42  $     35  $     31

Modified pool risk in force by
   credit score(2)
    FICO less than 575                        0.2%      0.2%      0.2%      0.2%      0.3%      0.3%      0.4%      0.5%      0.6%
    FICO between 575 and 619                  1.0%      1.0%      1.1%      1.2%      1.6%      1.8%      2.2%      2.3%      2.5%
    FICO between 620 and 659                 12.0%     12.2%     14.2%     14.8%     17.4%     18.3%     20.5%     21.2%     22.6%
    FICO between 660 and 699                 30.2%     29.9%     31.1%     31.5%     33.2%     33.1%     32.9%     33.7%     33.8%
    FICO between 700 and 739                 29.5%     29.7%     28.4%     28.1%     27.2%     26.7%     25.1%     24.2%     23.2%
    FICO greater than 739                    27.1%     27.1%     25.0%     24.1%     20.2%     19.7%     18.9%     18.1%     17.3%


(1) The Credit Quality of loans notated above are defined as followed: Prime - All business that is not Alt A, A-, or subprime; Alt A - Loans with credit scores >= 620 and that were underwritten with low or no documentation; A minus - Loans with credit scores >= 575 and <= 619; Subprime - Loans with credit scores less than 575

(2) Percentages represent distribution of direct risk in force (RIF) on a per policy basis and do not account for applicable stop loss amounts.

                              Triad Guaranty Inc.
              Sequential Quarterly Statistical Information (con't.)
                                   (Unaudited)

                                          Jun 30,   Mar 31,   Dec 31,   Sep 30,   Jun 30,   Mar 31,   Dec 31,   Sep 30,    Jun 30,
                                            2006      2006      2005      2005      2005      2005      2004      2004      2004
                                            ----      ----      ----      ----      ----      ----      ----      ----      ----
                                                             (Dollars in millions unless otherwise indicated)
PRODUCTION
----------
Primary new insurance written (NIW)       $  2,944  $  1,948  $  2,263  $  3,093  $  2,941  $  2,191  $  2,476  $  2,716  $  3,019
     - Flow business                      $  2,559  $  1,947  $  2,263  $  3,091  $  2,941  $  2,161  $  2,456  $  2,665  $  2,950
     - Bulk business                      $    385  $      1  $      -  $      2  $      -  $     30  $     20  $     51  $     69

Modified Pool NIW                         $  2,980  $  4,606  $  2,255  $  4,526  $  1,798  $  2,103  $  1,606  $  1,297  $  1,394

Product mix as a % of primary flow NIW:

     - Greater than 95% LTV's                14.1%     10.1%     11.2%     13.8%     11.6%     12.8%     13.7%     13.9%     11.8%

     -  ARMs                                 37.7%     32.4%     30.4%     35.9%     43.7%     38.1%     36.7%     37.0%     33.2%

     - Monthly premium                       99.3%     99.6%     99.5%     96.8%     94.3%     93.1%     93.5%     93.3%     90.7%
     -  Annual premium                        0.1%      0.1%      0.2%      3.0%      5.4%      5.7%      6.1%      6.2%      9.0%

     -  Refinances                           28.7%     33.6%     28.6%     26.5%     33.6%     35.0%     30.1%     22.0%     32.3%

Primary new risk written (gross)          $    730  $    490  $    583  $    822  $    723  $    540  $    642  $    724  $    775

Modified Pool new risk written            $     92  $    142  $     55  $     97  $     46  $     62  $     46  $     27  $     30

NIW subject to captive reinsurance
   arrangements
     - Primary flow business                 61.2%     55.1%     55.1%     58.1%     54.6%     47.4%     52.8%     51.3%     58.7%

LOAN STATISTICS
---------------
Primary number of insured loans            216,458   215,736   217,397   219,159   219,256   217,657   218,011   217,305   214,991

Primary average loan size ($ thousands)   $  142.2  $  138.6  $  137.0  $  136.1  $  134.5  $  133.2  $  132.9  $  132.6  $  131.9

Primary risk in force by policy year
    2001 and prior                            5.7%      6.4%      6.9%      7.6%      8.6%      9.7%     10.7%     12.1%     14.1%
    2002                                      7.1%      8.0%      8.6%      9.5%     11.1%     12.6%     14.0%     15.9%     18.4%
    2003                                     22.0%     24.6%     26.6%     29.3%     33.4%     37.3%     40.5%     44.5%     49.0%
    2004                                     21.9%     24.4%     26.1%     28.2%     31.4%     34.2%     34.8%     27.5%     18.5%
    2005                                     29.1%     31.3%     31.8%     25.4%     15.5%      6.2%        -         -         -
    2006                                     14.2%      5.3%        -         -         -         -         -         -         -


Modified Pool number of insured loans      107,653   101,934    85,091    78,241    59,581    55,182    48,563    43,286    39,519

Modified Pool average loan
 size ($ thousands)                       $  186.0  $  179.6  $  171.8  $  171.3  $  168.1  $  167.0  $  161.9  $  161.9  $  161.7

Note: The Company periodically enters into structured transactions involving loans that have insurance effective dates within the current reporting period but for which detailed loan information regarding the insured loans is not provided until later. When this occurs, the Company accrues due premium in the reporting period based on each loan's insurance effective date; however, the loans are not reflected in the Company's in force and related data totals until the loan level detail is reported to the Company. At June 30, 2006, the Company had approximately $363 million of structured transactions with effective dates within the second quarter for which loan level detail had not been received.

                               Triad Guaranty Inc.
              Sequential Quarterly Statistical Information (con't.)
                                   (Unaudited)

                                          Jun 30,   Mar 31,   Dec 31,   Sep 30,   Jun 30,   Mar 31,   Dec 31,   Sep 30,    Jun 30,
                                            2006      2006      2005      2005      2005      2005      2004      2004      2004
                                            ----      ----      ----      ----      ----      ----      ----      ----      ----
                                                             (Dollars in millions unless otherwise indicated)
DELINQUENCIES AND CLAIM INFORMATION
-----------------------------------
Total primary delinquent loans               4,787     5,116     5,336     4,312     4,013     4,134     4,203     3,902     3,709

Total modified pool delinquent loans         1,698     1,776     1,827     1,341     1,312     1,329     1,242     1,106     1,056
    - With deductibles                       1,099     1,127     1,090       709       612       538       410       197       121
    - Without deductibles                      599       649       737       632       700       791       832       909       935

Total primary delinquency rate               2.21%     2.37%     2.45%     1.97%     1.83%     1.90%     1.93%     1.80%     1.73%

Modified Pool delinquency rate               1.58%     1.74%     2.15%     1.71%     2.20%     2.41%     2.56%     2.56%     2.67%

Primary average severity ($ thousands)    $   25.8  $   26.3  $   26.2  $   26.2  $   28.9  $   24.7  $   24.1  $   19.3  $   24.2

Primary net paid claims ($ thousands)     $ 13,501  $ 13,284  $ 11,562  $ 11,982  $ 12,147  $  8,681  $  7,138  $  6,547  $  6,310

Modified Pool average
  severity ($ thousands)                  $   19.4  $   16.4  $   18.0  $   22.0  $   24.5  $   17.6  $   14.7  $   12.4  $   14.0

Modified Pool net paid
  claims ($ thousands)                    $    930  $  1,100  $    862  $  1,475  $  1,150  $    970  $  1,193  $    733  $    406

FINANCIAL INFORMATION
---------------------
Loss ratio - GAAP                            34.1%     34.1%     48.9%     38.4%     42.0%     27.4%     27.0%     25.8%     22.5%
Expense ratio - GAAP                         25.6%     25.6%     26.4%     26.1%     26.4%     28.1%     27.8%     28.6%     29.7%
Combined ratio - GAAP                        59.7%     59.7%     75.3%     64.5%     68.4%     55.5%     54.8%     54.4%     52.2%

Risk-to-capital ratio                       11.8:1    12.3:1    12.6:1    13.0:1    13.1:1    13.7:1    14.0:1    14.4:1    14.6:1

Annual persistency - primary                 72.7%     71.1%     70.0%     69.7%     70.9%     69.0%     68.5%     67.8%     60.9%
